Filed pursuant to Rule 424(b)(5)

Registration No. 333-254781

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated May 7, 2021)

Common Stock

Having an Aggregate Offering Price of Up to $50,000,000

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of common stock, $0.0001 par value, of NextDecade Corporation having an aggregate offering price of up to $50,000,000 through Virtu Americas LLC, as our sales agent (“Virtu”). These sales, if any, will be made pursuant to the terms of the ATM Sales Agreement between us and Virtu (the “Sales Agreement”), filed with the Securities and Exchange Commission on August 27, 2021 as an exhibit to a Current Report on Form 8-K.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” On August 26, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.01 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Virtu is not required to sell any specific number or dollar amount of our common stock but will use commercially reasonable efforts consistent with its normal trading and sales practices and otherwise in accordance with our instructions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation of Virtu for sales of common stock will be at a fixed commission rate of up to 2.0% of the gross proceeds from each sale of common stock under the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Virtu against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, under the heading “Risk Factors” beginning on page 7 of the accompanying prospectus, and the risk factors described in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and Virtu has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This prospectus supplement amends and supplements the information contained in the prospectus filed as a part of our registration statement on Form S-3 (File No. 333-254781), which was declared effective as of May 7, 2021 (our “Registration Statement”). This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “NextDecade,” “NextDecade Corporation,” “we,” “us,” “our” and the “Company” refer to NextDecade Corporation and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

●	our progress in the development of our liquefied natural gas (“LNG”) liquefaction and export projects and the timing of that progress;

●	our final investment decision in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision;

●	the successful completion of the Terminal by third-party contractors and a pipeline to supply gas to the Terminal being developed by a third-party;

●	our ability to develop the carbon capture and storage project at the Terminal (the “CCS project”) to reduce carbon emissions from the Terminal;

●	our ability to secure additional debt and equity financing in the future to complete the Terminal;

●	our ability to secure additional debt and equity financing in the future to complete the CCS project, if implemented;

●	the accuracy of estimated costs for the Terminal;

●	the accuracy of estimated costs for the CCS project;

●	statements that the Terminal and the CCS project, when completed, will have certain characteristics, including amounts of liquefaction capacities and amount of carbon dioxide (“CO2”) reduction;

●	the development risks, operational hazards, regulatory approvals applicable to the Terminal’s, the CCS project’s and the third-party pipeline’s construction and operations activities;

●	technological innovation which may lessen our anticipated competitive advantage;

●	the global demand for and price of LNG;

●	the availability of LNG vessels worldwide;

●	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

●

global pandemics, including the 2019 novel coronavirus pandemic, and their impact on our business and operating results, including any disruptions in our operations or development of the Terminal and the health and safety of our employees, and on our customers, the global economy and the demand for LNG;

●	risks related to doing business in and having counterparties in foreign countries;

●	our ability to maintain the listing of our securities on a securities exchange or quotation medium;

●	changes adversely affecting the business in which we are engaged;

●	management of growth;

●	general economic conditions;

●	our ability to generate cash;

●	compliance with environmental laws and regulations; and

●	the result of future financing efforts and applications for customary tax incentives.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included in or incorporated by reference into this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur. You should not place undue reliance on these forward-looking statements.

Third-Party Data

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable and we are responsible for all of the disclosure in this prospectus supplement, we have not independently verified the data.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, as described under the headings “Where You Can Find More Information.”

Our Company

We engage in development activities related to the liquefaction and sale of LNG and the reduction of CO2 emissions, in part, through the CCS project. We have focused and continue to focus our development activities on the Terminal and recently announced our planned development of the CCS project. We have undertaken and continue to undertake various initiatives to evaluate, design and engineer the Terminal and the CCS project that we expect will result in demand for LNG supply at the Terminal, which would enable us to seek construction financing to develop the Terminal and the CCS project. We believe the Terminal possesses competitive advantages in several important areas, including engineering, design, commercial, regulatory, emission reductions, and gas supply. We submitted a pre-filing request for the Terminal to the Federal Energy Regulatory Commission (the “FERC”) in March 2015 and filed a formal application with the FERC in May 2016. In November 2019, the FERC issued an order authorizing the siting, construction and operation of the Terminal. We also believe we have robust commercial offtake and gas supply strategies.

NEXT Carbon Solutions

On March 18, 2021, we announced the formation of NEXT Carbon Solutions that is expected to (i) develop one of the largest CCS projects in North America at the Terminal, (ii) advance proprietary processes to lower the cost of utilizing CCS technology, (iii) help other energy companies to reduce their greenhouse gas (“GHG”) emissions associated with the production, transportation, and use of natural gas, and (iv) generate high-quality, verifiable carbon offsets to support companies in their efforts to achieve net-zero emissions. NEXT Carbon Solutions’ CCS project is expected to reduce permitted CO2 emissions at the Terminal by more than 90 percent without major design changes to the Terminal.

CCS project

On March 25, 2021, we announced the execution of a term sheet with Oxy Low Carbon Ventures (“OLCV”), a subsidiary of Occidental Petroleum Corporation, for the offtake and storage of CO2 captured from the Terminal. Under the terms of the agreement, OLCV will offtake and transport CO2 from the Terminal and permanently sequester it in an underground geologic formation in the Rio Grande Valley, where there is believed to be vast CO2 storage capacity, pursuant to a CO2 Offtake Agreement and a Sequestration and Monitoring Agreement to be negotiated by the parties.

We have partnered with Mitsubishi Heavy Industries, an experienced developer of post-combustion carbon capture technology, to assist with the planned CCS project at the Terminal.

Terminal

In April 2021, we announced a joint pilot project with Project Canary for the monitoring, reporting, and independent third-party measurement and certification of the GHG intensity of LNG to be sold from the Terminal.

Corporate Information

The mailing address of our principal executive office is 1000 Louisiana Street, Suite 3900, Houston, Texas 77002 and our telephone number is (713) 574-1880. We maintain a website at www.next-decade.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus supplement or our other securities filings. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Commission incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

THE OFFERING

Issuer	NextDecade Corporation

Common Stock Offered by Us	Common stock having an aggregate offering price of up to $50.0 million.

Common Stock Outstanding Immediately After This Offering

135,093,097 shares, assuming that we sell 16,611,295 shares, which represents the maximum dollar value of shares of our common stock available to be sold in this offering at a price of $3.01 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 26, 2021.  The actual number of shares issued will vary depending on the sales prices under this offering.(1)

Plan of Distribution

Sales of shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act from time to time through our sales agent, Virtu.  See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds from this offering, after deducting Virtu’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, increasing our working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in our subsidiaries.

Nasdaq Capital Market symbol	“NEXT”

Risk Factors

Investing in our common stock involves a high degree of risk, and purchasers of our common stock may lose all or part of their investment.  Please see “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

(1) The number of shares of our common stock to be outstanding immediately after this offering is based on 118,481,802 shares of common stock issued and outstanding as of June 30, 2021 and excludes, as of such date:

●

an aggregate of 33,308,141 shares of common stock issuable upon the conversion of outstanding shares of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively “Preferred Stock”);

●

an aggregate of 2,978,306 shares of common stock issuable upon the exercise of warrants issued with our Preferred Stock (“Common Stock Warrants”) at an exercise price of $0.01 per share; provided, that the actual number of such shares will equal approximately 1.91% of all outstanding shares of common stock, measured on a fully diluted basis, on the respective exercise dates of the Common Stock Warrants;

●	3,677,029 shares of unvested restricted stock awards granted under our 2017 Omnibus Incentive Plan, as amended (the “2017 Equity Plan”);

●	10,182,337 shares of our common stock reserved for future issuance under the 2017 Equity Plan; and

●

12,081,895 shares of our common stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering (“IPO Warrants”) at an exercise price of $11.50 per share.

Unless otherwise specifically stated, information throughout this prospectus supplement does not give effect to the conversion of our Preferred Stock and assumes that none of our outstanding warrants to purchase shares of our common stock are exercised.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before you decide to invest in shares of our common stock, you should consider carefully all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and, in particular, the risks described below and the Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequently filed Quarterly Reports on Form 10-Q, and our other filings with the Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  The risks described in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of our common stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering and Our Common Stock

Our common stock has been thinly traded and its share price in the public markets has experienced, and may in the future experience, volatility.

Our common stock has traded on the Nasdaq Capital Market, under the symbol “NEXT,” and has been relatively thinly traded and at times been subject to price volatility. During 2021, the trading price of our common stock has been as low as $1.65 per share and as high as $6.13 per share.

The stock market, and development-stage public companies in particular, have been subject to extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Additionally, technical factors in the public trading market for our stock may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), speculation in the press, in the investment community, or on the internet, including on online forums and social media, about our Company, our industry or our securities, the amount and status of short interest in our securities (including a “short squeeze”), access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than the sales price in this offering.

The daily trading volume of our common stock has historically been relatively low. If we are unable to develop and maintain a liquid market for our common stock, you may not be able to sell your common stock at prices you consider to be fair or at times that are convenient for you, or at all. This situation may be attributable to a number of factors, including but not limited to the fact that we are a development-stage company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investor community. In addition, investors may be risk averse to investments in development-stage companies. The low trading volume is outside of our control and may not increase or, if it increases, may not be maintained. In addition, following periods of volatility in the market price of a company’s securities, litigation has often been brought against such a company and we may become the target of litigation as a result of price volatility. Litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, results of operations and financial condition.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, increasing our working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in our subsidiaries. We have not allocated specific amounts of the net proceeds from this offering for any particular purpose. Our management will have broad discretion and flexibility in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or other securities. Accordingly, you will be relying on the judgment of our management on the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of the Terminal or the CCS project and cause the price of our common stock or other securities to decline.

You may experience immediate and substantial dilution in the book value per share of common stock you purchase and may experience future dilution because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering. In addition, as of June 30, 2021, an aggregate of 12,081,895 and 2,978,306 shares of common stock were issuable upon the exercise of outstanding IPO Warrants and Common Stock Warrants, respectively (provided, that the actual number of shares issuable upon the exercise of Common Stock Warrants will equal approximately 1.91% of all outstanding shares of common stock, measured on a fully diluted basis, on the respective exercise dates of the Common Stock Warrants). Further, as of such date there were 10,182,337 shares of our common stock reserved for future issuance under the 2017 Equity Plan. Additionally, an aggregate of 33,308,141 shares of common stock were issuable upon the conversion of shares of Preferred Stock issued and outstanding on such date, and the conversion price of the Preferred Stock is subject to adjustment upon the issuance of shares of Common Stock in certain circumstances, including shares offered under this prospectus supplement. If the holders of these securities exercise or convert them, as applicable, you may incur further dilution.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are authorized to issue an aggregate of 480,000,000 shares of common stock and 1,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to execute our business plan, and we may issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you pay for your stock.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We plan to reinvest all of our earnings, to the extent we have earnings in the future, in order to continue developing the Terminal and the CCS project and otherwise to cover operating costs and progress our business plan. We do not plan to pay any cash dividends with respect to our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. See “Dividend Policy.” As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

There is no certainty regarding the net proceeds from this offering to us.

There is no certainty that gross proceeds of $50.0 million will be raised in this offering. Virtu has agreed to use its commercially reasonable efforts to sell shares of common stock on our behalf if and as instructed by us, or to purchase the shares as principals from time to time, if agreed pursuant to a separate written agreement. However, we are not required to request the sale of any amount and, if we request a sale, Virtu is not obligated to purchase any shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Virtu at any time throughout the term of the Sales Agreement. The number of shares that are sold by Virtu after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and the limits we set with Virtu. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in at the market offerings, and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and amounts of shares of commons stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change its recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, after deducting Virtu’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, increasing our working capital, financing ongoing operating expenses and overhead, funding capital  expenditures, repayment of debt, acquisitions, and investments in our subsidiaries.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts and money market mutual funds, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2021 was approximately $188.4 million, or $1.59 per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock issued and outstanding on June 30, 2021.

After giving effect to the sale of common stock having an aggregate offering price of $50.0 million at an assumed offering price of $3.01 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 26, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2021 would have been approximately $237.1 million, or $1.76 per share of common stock. This represents an immediate increase in net tangible book value per share of $0.17 to our existing stockholders and an immediate dilution in net tangible book value per share of $1.25 to new investors purchasing common stock in this offering.

We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the assumed public offering price per share of our common stock. The following table illustrates the dilution in net tangible book value per share to new investors:

Assumed public offering price per share		$3.01
Net tangible book value per share as of June 30, 2021	$1.59
Increase in per share attributable to this offering	$0.17
As adjusted net tangible book value per share after this offering		$1.76
Dilution per share to new investors in this offering		$1.25

After giving effect to the sale of common stock having an aggregate offering price of $50.0 million at an assumed offering price of $3.01 per share, we would have 135,093,097 outstanding shares of common stock, which is based on 118,481,802 shares of common stock issued and outstanding as of June 30, 2021, and excludes, as of that date:

●	an aggregate of 33,308,141 shares of common stock issuable upon the conversion of outstanding shares of Preferred Stock;

●

an aggregate of 2,978,306 shares of common stock issuable upon the exercise of Common Stock Warrants at an exercise price of $0.01 per share; provided, that the actual number of such shares will equal approximately 1.91% of all outstanding shares of common stock, measured on a fully diluted basis, on the respective exercise dates of the Common Stock Warrants;

●	3,677,029 shares of unvested restricted stock awards granted under the 2017 Equity Plan;

●	10,182,337 shares of our common stock reserved for future issuance under the 2017 Equity Plan; and

●	12,081,895 shares of our common stock issuable upon the exercise of outstanding IPO Warrants at an exercise price of $11.50 per share.

To the extent that shares of Preferred Stock or warrants outstanding as of June 30, 2021 have been or are converted or exercised, as applicable, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities at prices per share that are less than the net tangible book value per share at the respective dates of those sales, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Virtu, pursuant to which we may issue and sell from time to time shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $50.0 million through Virtu, acting as our sales agent, or directly to Virtu, acting as principal. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Virtu may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including block trades and sales made directly on the Nasdaq Capital Market or any other existing trading market for our common stock. We or Virtu may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Virtu in cash, upon each sale of our common stock pursuant to the Sales Agreement, a commission in an amount of up to 2.0% of the gross sales price per share for any shares of common stock sold through Virtu acting as our sales agent under the Sales Agreement. Because there is no minimum offering amount, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Virtu for certain specified expenses, including the fees and disbursements of its legal counsel up to $35,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Virtu under the terms of the Sales Agreement, will be approximately $240,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on another date that is agreed upon by us and Virtu in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Virtu may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Virtu will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Virtu may be deemed to be underwriting commissions or discounts under the Securities Act. We have agreed to provide indemnification and contribution to Virtu against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein, including upon the issuance and sale of the maximum amount of shares thereunder. We and Virtu may each terminate the Sales Agreement at any time upon five days’ prior notice.

We have agreed to indemnify Virtu and specified other persons against certain liabilities relating to or arising out of Virtu’s activities under the Sales Agreement and to contribute to payments that Virtu may be required to make in respect of such liabilities.

Virtu and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Virtu will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Virtu, and Virtu may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. Certain legal matters in connection with the common stock offered hereby will be passed upon for Virtu by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Commission registers the securities offered by this prospectus supplement under the Securities Act. The registration statement, including the exhibits to it and the information incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the Commission allow us to omit some information included in the registration statement from this prospectus supplement.

The Company files reports, proxy and information statements and other information regarding the Company with the Commission as required by the Exchange Act. You can read the Company’s filings with the Commission, including this prospectus supplement, over the internet at the Commission’s website at http://www.sec.gov.

We also make available free of charge on the Investors section of our website, http://www.next-decade.com, all materials that we file electronically with the Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than any portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (ii) deemed to have been furnished and not filed in accordance with Commission rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Commission on March 25, 2021;

●

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 as filed with the Commission on May 13, 2021 and for the quarter ended June 30, 2021 as filed with the Commission on August 2, 2021;

●	Our Current Reports on Form 8-K as filed with the Commission on January 20, 2021, March 4, 2021, March 18, 2021, March 29, 2021, April 19, 2021, June 16, 2021, June 21, 2021, and August 2, 2021;

●

The information incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April 29, 2021; and

●

The description of our common stock included in the Registration Statement on Form 8-A filed with the Commission on February 9, 2015 (File No. 333-197330), as amended by the Registration Statement on Form 8-A/A filed with the Commission on March 18, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (ii) deemed to have been furnished and not filed in accordance with Commission rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus supplement and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the Commission.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the Commission through the Commission’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, at no cost to the requester, a copy of any document incorporated by reference in this prospectus supplement (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) upon written or oral request at the following address and telephone number:

NextDecade Corporation

Attention: Corporate Secretary

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any related free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Prospectus

NextDecade Corporation

$100,000,000

Common Stock

This prospectus relates to shares of common stock, par value $0.0001 per share, of NextDecade Corporation which may be offered and sold from time to time.  The aggregate initial offering price of all common stock sold under this prospectus will not exceed $100,000,000. The common stock of NextDecade Corporation is listed on the Nasdaq Capital Market under the symbol “NEXT.”  On March 25, 2021, the last reported sale price of  our common stock on the Nasdaq Capital Market was $1.95 per share.

Each time we sell shares of our common stock hereunder, we will provide you with a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares of common stock to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, carefully before you invest in shares of our common stock.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale we may undertake, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, if required, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them or option to purchase additional securities will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Investing in shares of our common stock involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $100,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

●	the number of shares of common stock that we propose to sell;

●	the public offering price per share of the common stock;

●	the names of any underwriters, agents, or dealers through or to which the shares of the common stock will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the shares of our common stock or our business and operations; and

●	any other material information about the offering and sale of the shares of common stock.

In addition, a prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated by reference in this prospectus. The registration statement we filed with the Commission includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the Commission and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Commission registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the Commission allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy and information statements and other information regarding the Company with the Commission as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read the Company’s filings with the Commission, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on the Investors section of our website, http://www.next-decade.com, all materials that we file electronically with the Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than any portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (ii) deemed to have been furnished and not filed in accordance with Commission rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Commission on March 25, 2021;

●	Our Current Reports on Form 8-K as filed with the Commission on January 20, 2021, March 4, 2021, and March 18, 2021; and

●

The description of common stock included in the Registration Statement on Form 8-A filed with the Commission on February 9, 2015 (File No. 333-197330), as amended by the Registration Statement on Form 8-A/A filed with the Commission on March 18, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (ii) deemed to have been furnished and not filed in accordance with Commission rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the Commission.

You may obtain any of the documents incorporated by reference in this prospectus from the Commission through the Commission’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) upon written or oral request at the following address and telephone number:

NextDecade Corporation

Attention: Corporate Secretary

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

●	our progress in the development of our liquefied natural gas (“LNG”) liquefaction and export projects and the timing of that progress;

●	our final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision;

●	the successful completion of the Terminal by third-party contractors and a pipeline to supply gas to the Terminal being developed by a third-party;

●	our ability to secure additional debt and equity financing in the future to complete the Terminal;

●	the accuracy of estimated costs for the Terminal;

●	statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities;

●	the development risks, operational hazards, regulatory approvals applicable to the Terminal’s construction and operations activities;

●	our anticipated competitive advantage and technological innovation which may render our anticipated competitive advantage obsolete;

●	the global demand for and price of natural gas (versus the price of imported LNG);

●	the availability of LNG vessels worldwide;

●	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

●

global pandemics, including the 2019 novel coronavirus pandemic, and their impact on our business and operating results, including any disruptions in our operations or development of the Terminal and the health and safety of our employees, and on our customers, the global economy and the demand for LNG;

●	risks related to doing business in and having counterparties in foreign countries;

●	our ability to maintain the listing of our securities on a securities exchange or quotation medium;

●	changes adversely affecting the business in which we are engaged;

●	management of growth;

●	general economic conditions;

●	our ability to generate cash;

●	compliance with environmental laws and regulations; and

●	the result of future financing efforts and applications for customary tax incentives.

Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts us, or should the underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in our forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected.

The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in our other Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 7 of this prospectus and the sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q titled “Risk Factors”, which are incorporated herein by reference, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

Our Company

We are a LNG development company focused on LNG export projects in the State of Texas. We have focused and continue to focus our development activities on the Terminal and have undertaken and continue to undertake various initiatives to evaluate, design and engineer the Terminal that we expect will result in demand for contracted capacity at the Terminal, which would allow us to seek construction financing to develop the Terminal. We believe the Terminal possesses competitive advantages in several important areas, including, engineering, commercial, regulatory, and gas supply. We submitted a pre-filing request for the Terminal to the Federal Energy Regulatory Commission (the “FERC”) in March 2015 and filed a formal application with the FERC in May 2016. In November 2019, the FERC issued an order authorizing the siting, construction and operation of the Terminal.  We also believe we have robust commercial offtake and gas supply strategies in place.

Corporate Information

The mailing address of our principal executive office is 1000 Louisiana Street, Suite 3900, Houston, Texas 77002 and our telephone number is (713) 574-1880. We maintain a website at www.next-decade.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before you decide to invest in shares of our common stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2020, subsequently filed Quarterly Reports on Form 10-Q, and our other filings with the Commission that are incorporated by reference into this prospectus. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of our common stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement or in any related free writing prospectus, we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, increasing our working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in our subsidiaries. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term, interest-bearing instruments prior to use.    Any specific allocation of the net proceeds of an offering of shares of our common stock to a specific purpose will be determined at the time of such offering and will be described in an accompanying prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered shares of common stock through underwriters or dealers, directly to purchasers, including our affiliates and stockholders, through agents, or through a combination of any of these methods.

We may distribute securities from time to time in one or more transactions

●	at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of our offering of the securities, including, to the extent applicable:

●	the terms of the offering;
●	the names of any underwriters, dealers or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the shares of common stock;
●	the net proceeds from the sale of the shares of common stock;
●	any delay delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any initial public offering price or price range;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid by agents.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell share of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use shares of common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from us in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell shares of our common stock short using this prospectus and deliver the shares of common stock covered by this prospectus to close out such short positions, or loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default on the performance of our obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. Such financial institution or third party may transfer its short position to investors in our shares of common stock or in connection with a simultaneous offering of other securities otherwise offered by us.

Sale Through Underwriters or Dealers

If shares of common stock are sold by us by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement.  Such prospectus supplement will be used by the underwriters to make resales of the shares of common stock in respect of which this prospectus is being delivered to the public. In such sales, the underwriters will acquire the shares of common stock for their own account for resale to the public. The underwriters may resell the shares of common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered shares of common stock if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered shares of common stock are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered shares of common stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the offered shares of common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. There can be no assurance that we will continue to be listed on such exchange and, therefore, we cannot assure you of the liquidity of, or continued trading markets for, the shares of common stock that we offer.

If we use dealers in the sale of shares of common stock, such shares will be sold to them as principals. They may then resell those shares of common stock to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Underwriters or sales agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Direct Sales and Sales through Agents

We may sell the shares of common stock directly. In this case, no underwriters or agents would be involved. We may also sell the shares of common stock through agents designated from time to time. In the prospectus supplement, the name of any agent involved in the offer or sale of the offered shares of common stock will be provided, and we will describe any commissions payable to the agent. Unless you are informed otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares of common stock. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying shares of common stock are not subscribed for, we may then sell the unsubscribed shares of common stock directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed shares of common stock to third parties.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following is a summary of our common stock and provisions of the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as amended (the “Bylaws”), and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part

Common Stock

Authorized and Outstanding Shares of Common Stock

The Certificate of Incorporation authorizes the issuance of 480,000,000 shares of common stock. As of March 18, 2021, there were 122,174,938 shares of common stock outstanding and held by 69 holders of record. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Voting Power

Except as otherwise required by law or as otherwise provided in the certificates of designations for our series of preferred stock, including outstanding shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (collectively, the “Preferred Stock”), the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. The Bylaws provide that the voting standard for any matter (other than the election of directors) submitted to the Company’s stockholders is the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on such matter unless a different or minimum vote is required by law, the Certificate of Incorporation, the Bylaws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on such matter.  Holders of our shares of common stock are entitled to one vote per share on matters to be voted on by stockholders.  Holders of shares of Preferred Stock vote on an as-converted basis with holders of our common stock.

Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, including the Preferred Stock, the holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of the Preferred Stock have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors.  Pursuant to the Bylaws, in uncontested elections, each director shall be elected by a majority of the votes cast with respect to such director, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” such director.  In contested elections, which are elections where the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast at the meeting.

Dividends

We have not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

The Certificate of Incorporation provides that the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders; Action by Written Consent

The Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board of Directors. Additionally, the Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if received at the Company’s principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public was made, whichever first occurs. The Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. Such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other certain actions be brought only in the Court of Chancery in the State of Delaware. Although Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.  However, the exclusive forum provision in the Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any claim with respect to which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our common stock is traded on the Nasdaq Capital Market under the symbol “NEXT.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by our counsel, K&L Gates LLP, Charlotte, North Carolina. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Common Stock

Having an Aggregate Offering Price of Up to $50,000,000

PROSPECTUS SUPPLEMENT

August 27, 2021